UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2021

Rockley Photonics Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40735	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 1 Ashley Road Altrincham, Cheshire, United Kingdom	WA14 2DT
(Address of principal executive offices)	(Zip Code)

+44 (0) 1865 292017

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $.000004026575398 per share	RKLY	The New York Stock Exchange
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50	RKLYW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (“HoldCo,” “Rockley,” or the “Company”), Rockley Photonics Limited, a company organized under the laws of England and Wales (“Rockley UK”), and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“SC Health”), consummated the previously announced business combination (the “Business Combination”) contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021 (the “Business Combination Agreement”), by and among HoldCo, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of HoldCo (“Merger Sub”).

Pursuant to the Business Combination Agreement, each of the following transactions occurred in the following order: (i) pursuant to a scheme of arrangement approved by the UK courts (the “Scheme”), at 10:10 a.m., Pacific time, on August 9, 2021 (1:10 p.m., Eastern time, on August 9, 2021), all of Rockley UK’s ordinary shares, including shares issued immediately prior to the Scheme becoming effective as a result of the conversion of then-outstanding convertible loan notes and the exercise of warrants, were transferred by Rockley UK shareholders in exchange for an equivalent number of shares in HoldCo; (ii) the holders of options over shares in Rockley UK rolled over their options into new options over shares in HoldCo; (iii) warrants over shares in Rockley UK (other than one warrant instrument that by its terms was replicated at HoldCo) not exercised for shares in Rockley UK prior to the effectiveness of the Scheme described above were cancelled, such that immediately following the Scheme as described in (i) above, Rockley UK became a direct wholly-owned subsidiary of HoldCo; (iv) HoldCo completed a stock-split to prepare its share capital for Merger Sub’s merger into SC Health; (v) certain investors (including entities affiliated with the Sponsor) purchased an aggregate of $150,000,000 of ordinary shares in HoldCo pursuant to the PIPE Financing described below; (vi) at 1:01 p.m., Pacific time on August 11, 2021 (4:01 p.m., Eastern time, on August 11, 2021), Merger Sub was merged with and into SC Health, with SC Health surviving the merger and becoming a direct wholly-owned subsidiary of HoldCo; and (vii) the ordinary shares and warrants in SC Health were exchanged for ordinary shares and warrants in HoldCo.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the Registration Statement on Form S-4 (File No. 333-255019) (the “Registration Statement”) filed by HoldCo in connection with the Business Combination and declared effective by the Securities and Exchange Commission (the “SEC”) on July 22, 2021in the section titled “Proposal No.  1 – BCA Proposal,” including under the subsection thereof titled “– The Business Combination Agreement and Plan of Merger” beginning on page 104 of the Registration Statement, which is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which was filed as Exhibit 2.1 to the Registration Statement and incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”), which is incorporated herein by reference.

In connection with the Business Combination, on March 19, 2021, HoldCo and SC Health entered into the subscription agreements (the “Subscription Agreements”), by and among each subscriber (including entities affiliated with the Sponsor and collectively, the “Subscribers”), SC Health, and HoldCo, pursuant to which the Subscribers agreed to purchase an aggregate of 15,000,000 ordinary shares of HoldCo (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150 million. Subscribers affiliated with the Sponsor purchased $50 million of the PIPE Shares. Pursuant to the Subscription Agreements, HoldCo gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the closing of the Business Combination (the “Closing”).

A description of the Subscription Agreements is included in the Registration Statement in the sections titled “Proposal No. 1 – BCA Proposal – Related Agreements – PIPE Subscription Agreements” beginning on page 131 of the Registration Statement and “Certain Relationships and Related Party Transactions – Subscription Agreements” beginning on page 275 of the Registration Statement, and under Item 3.02 of this Current Report, which are incorporated herein by reference. These descriptions do not purport to be complete and are qualified in their entirety by reference to the text of the forms of Subscription Agreements filed as Exhibits 10.4 and 10.5 to the Registration Statement and incorporated by reference as Exhibits 10.1 and 10.2 hereto, which are incorporated herein by reference.

At 1:00 p.m. Pacific time (4:00 p.m. Eastern time) on August 11, 2021, SC Health’s units, the SC Health ordinary shares and the SC Health warrants ceased trading on The New York Stock Exchange (the “NYSE”), and the HoldCo ordinary shares and warrants began trading on the NYSE under the symbols “RKLY” and “RKLYW,” respectively.

Certain terms used in this Current Report not defined herein have the same meaning as set forth in the Registration Statement. In addition, references to “the Company” and “Rockley” herein may also refer to the combined entity after the Closing, as the context requires.

Item 1.01. Entry into a Material Definitive Agreement

Warrant Agreement

In connection with the Closing, on August 11, 2021, SC Health, HoldCo, and Computershare Trust Company, N.A (“Computershare”), as warrant agent, entered into an assignment, assumption, and amendment agreement (the “HoldCo Warrant Agreement”), which replaced and superseded the warrant agreement, dated July 11, 2019, between SC Health, the Sponsor, and American Stock Transfer & Trust Company (the “SC Health Warrant Agreement”). The SC Health Agreement was terminated on August 11, 2021 in connection with the Closing. Pursuant to the HoldCo Warrant Agreement, as of the Merger Effective Time, (a) each SC Health warrant that was outstanding immediately prior to the Merger Effective Time no longer represented a right to acquire one SC Health ordinary share and instead represented the right to acquire one HoldCo ordinary share under the same terms as set forth in the SC Health Warrant Agreement, and (b) SC Health assigned to HoldCo all of SC Health’s right, title, and interest in and to the SC Health Warrant Agreement and HoldCo assumed, and agreed to pay, perform, satisfy, and discharge in full, all of SC Health’s liabilities and obligations under the SC Health Warrant Agreement arising from and after the Merger Effective Time.

The foregoing descriptions of the HoldCo Warrant Agreement and the SC Health Warrant Agreement are qualified in their entirety by reference to the full text of the HoldCo Warrant Agreement filed as Exhibit 4.2 and the SC Health Warrant Agreement filed as Exhibit 4.1 to the Registration Statement and incorporated by reference as Exhibits 4.2 and 4.1, respectively, hereto, which are incorporated herein by reference.

Registration Rights and Lock-Up Agreement

In connection with, and as a condition to, the Closing, the Sponsor and certain shareholders and optionholders of HoldCo (formerly shareholders and optionholders of Rockley UK) (the “Target Holders”) entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, HoldCo agreed to undertake certain shelf registration obligations in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”) and certain subsequent related transactions and obligations, including, among other things, undertaking certain registration obligations, and the preparation and filing of required documents. The Sponsor and Target Holders agreed to be bound by certain transfer restrictions with respect to the shares they receive in HoldCo. The terms of the Registration Rights and Lock-Up Agreement are described in the Registration Statement in the sections titled “Proposal No.  1 – BCA Proposal – Related Agreements – Registration Rights and Lock-Up Agreement” beginning on page 130 of the Registration Statement and “Certain Relationships and Related Party Transactions – Registration Rights and Lock-Up Agreements” beginning on page 276 of the Registration Statement, which are incorporated herein by reference.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, a copy of which was filed as Exhibit 10.6 to the Registration Statement and is incorporated by reference as Exhibit 10.3 to this Current Report, which is incorporated herein by reference.

Lock-Up Agreements

In connection with the Business Combination, on August 11, 2021, HoldCo and certain shareholders and executives of Rockley UK entered into a Lock-Up Agreement (each, a “Lock-Up Agreement”). The terms of the Lock-Up Agreements provide for the ordinary shares held by such shareholders to be locked-up for a period of 180 days after the Closing Date, subject to certain exceptions.

The foregoing description of the Lock-Up Agreements is qualified in its entirety by the full text of the Lock-Up Agreements, a form of which is attached hereto as Exhibit 4.5, and which is incorporated herein by reference.

2021 Stock Incentive Plan

Prior to the Closing, the Company adopted the Rockley Photonics Holdings Limited 2021 Stock Incentive Plan of Rockley (the “2021 Plan”) that was considered and approved by SC Health shareholders at the extraordinary general meeting of the SC Health shareholders held on August 6, 2021, and approved by HoldCo and Rockley UK, to be effective as of and contingent on the Closing. The purpose of the 2021 Plan is to enhance HoldCo’s ability to attract, retain, incentivize, reward, and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

HoldCo’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the 2021 Plan. The 2021 Plan will be administered by the compensation committee of the HoldCo board of directors or by the HoldCo board of directors acting as the compensation committee, each of which may delegate its duties and responsibilities to committees of HoldCo directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or stock exchange rules, as applicable. Subject to the limitations set forth in the 2021 Plan, the compensation committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The compensation committee also will have the authority to determine the consideration and methodology of payment for awards. To the extent permitted by applicable law, the board of directors or compensation committee may also authorize one or more officers of HoldCo to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons subject to a maximum total number of awards.

The aggregate number HoldCo ordinary shares on an as-converted basis that may be issued pursuant to stock awards after the Closing under the 2021 Plan will not exceed the sum of (x) 7,631,196 shares, plus (y) the sum of the number of shares subject to outstanding awards under the Rockley Photonic Limited 2013 Equity Incentive Plan, as amended (the “2013 Plan”), following the Effective Date that (i) are subsequently forfeited or terminated for any reason before being exercised or settled, (ii) are not issued because such stock award or any portion thereof is settled in cash, (iii) are subject to vesting restrictions and are subsequently forfeited, (iv) are withheld or reacquired to satisfy the exercise, strike or purchase price, or (v) are withheld or reacquired to satisfy a tax withholding obligation, plus (z) the number of shares reserved on an as-converted basis which, but for their cancellation immediately prior to the Effective Date, were at such time under the 2013 Plan but not issued or subject to outstanding grants under the 2013 Plan. In addition, the share reserve will be subject to an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) four percent (4%) of the outstanding shares on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the compensation committee determines for purposes of the annual increase for that fiscal year.

If restricted shares or shares issued upon the exercise of options are forfeited, then such shares shall again become available for awards under the 2021 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2021 Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or stock appreciation rights shall again become available for awards under the 2021 Plan. If stock units or stock appreciation rights are settled, then only the number of shares (if any) actually issued in settlement of such stock units or stock appreciation rights shall reduce the number of shares available under the 2021 Plan, and the balance (including any shares withheld to cover taxes) shall again become available for awards under the 2021 Plan.

Awards granted under the 2021 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares will not reduce the number of shares authorized for grant under the 2021 Plan. The sum of (i) the grant date fair value for financial reporting purposes of any awards granted during any calendar year under the 2021 Plan to an outside director as compensation for services as an outside director and (ii) any cash fees paid by HoldCo to such outside director during such calendar year for service on HoldCo’s board of directors, may not exceed $750,000 (other than in the calendar year in which the outside director commences service). In addition, initial awards granted under the 2021 Plan to outside directors who are members of the board on the Effective Date or who first join the board in the calendar year of the Effective Date will not be taken into account for purposes of this limitation.

The 2021 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”), restricted share awards, stock unit awards, stock appreciation rights, other stock-based awards, and cash-based awards, and performance-based stock awards, (collectively, “stock awards”). ISOs may be granted only to HoldCo’s employees, including officers, and the employees of HoldCo’s parent or subsidiaries. All other stock awards may be granted to HoldCo’s employees, officers, HoldCo’s non-employee directors, and consultants and the employees and consultants of HoldCo’s parent, subsidiaries, and affiliates. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards, other than cash awards, generally will be settled in HoldCo ordinary shares, but the plan administrator may provide for cash settlement of any award.

No award may be granted pursuant to the 2021 Plan after the tenth anniversary of March 31, 2021, the date on which the sole director of HoldCo adopted the 2021 Plan prior to the Closing.

Additional information regarding the terms of the 2021 Plan is set forth in the Registration Statement in the section titled “Proposal No.  3 – Incentive Plan Proposal” beginning on page 152 of the Registration Statement, which is incorporated herein by reference. That summary and the foregoing description of the 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2021 Plan, the form of which was filed as Annex H to the Registration Statement and which is filed as Exhibit 10.5 hereto, which is incorporated herein by reference.

2021 Employee Stock Purchase Plan

Prior to the Closing, the Company adopted the Rockley Photonics Holdings Limited 2021 Employee Stock Purchase Plan (the “ESPP”), effective as of and contingent on the Closing. Under the ESPP, HoldCo will be authorized to provide eligible employees with an opportunity to request payroll deductions to purchase a number of HoldCo ordinary shares at a discount and in an amount determined in accordance with the ESPP’s terms.

The purpose of the ESPP is to provide a broad-based employee benefit to attract the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing HoldCo ordinary shares from HoldCo on favorable terms and to pay for such purchases through payroll deductions. HoldCo believes by providing eligible employees with an opportunity to increase their proprietary interest in the success of HoldCo, the ESPP will motivate recipients to offer their maximum effort to HoldCo and help focus them on the creation of long-term value consistent with the interests of the HoldCo shareholders.

The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423, except as explained below with respect to non-U.S. employees. During regularly scheduled “offerings” under the ESPP, participants will be able to request payroll deductions and then expend the accumulated deduction to purchase a number of HoldCo ordinary shares at a discount and in an amount determined in accordance with the ESPP’s terms.

The ESPP will have 1,526,239 authorized but unissued or reacquired HoldCo ordinary shares reserved for issuance under the ESPP after the Closing of the Business Combination, plus an additional number of shares to be reserved annually on the first day of each fiscal year for a period of not more than ten years, beginning on January 1, 2022, in an amount equal to the least of (i) one percent (1%) of the outstanding HoldCo ordinary shares on such date (ii) 7,631,196 shares, or (iii) a lesser amount (including zero) that the compensation committee of the HoldCo board of directors determines for purposes of the annual increase for that fiscal year.

The ESPP will be administered by the compensation committee, or by HoldCo’s board of directors acting as the compensation committee. The compensation committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP and to adjudicate any disputed claims under the ESPP.

Each employee of HoldCo and any of its participating subsidiaries who is employed by HoldCo (or its participating subsidiaries) on the day preceding the start of any offering period, will be eligible to participate in the ESPP. The ESPP requires that any such employee customarily work more than twenty (20) hours per week and more than five (5) months per calendar year with HoldCo (or its participating subsidiaries) in order to be eligible to participate in the ESPP. The ESPP will permit an eligible employee to purchase HoldCo ordinary shares through payroll deductions, which may not be less than one percent (1%) nor more than fifteen percent (15%) of the employee’s compensation, or such lower limit as may be determined by the Compensation Committee from time to time. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock (including stock such employee may purchase under this plan or other outstanding options) representing five percent (5%) or more of the total combined voting power or value of all classes of HoldCo’s stock. No employee will be able to purchase more than five thousand (5,000) shares, or such number of shares as may be determined by the Compensation Committee with respect to a single offering period, or purchase period, if applicable. In addition, no employee is permitted to accrue, under the ESPP and all similar purchase plans of HoldCo or its subsidiaries, a right to purchase stock of the HoldCo having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering. Participation in the ESPP will end automatically on termination of employment.

The ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, the compensation committee may specify offerings with a duration of not more than 27 months and may specify shorter purchase periods within each offering. During each purchase period, payroll deductions will accumulate, without interest. On the last day of the purchase period, accumulated payroll deductions will be used to purchase HoldCo ordinary shares for employees participating in the offering.

The purchase price will be specified pursuant to the offering, but cannot, under the terms of the ESPP, be less than eighty-five percent (85%) of the fair market value per HoldCo ordinary share on either the offering date or on the purchase date, whichever is less. The fair market value of HoldCo ordinary shares for this purpose will generally be the closing price on the NYSE (or such other exchange as the HoldCo ordinary shares may be traded at the relevant time) for the date in question, or if such date is not a trading day, for the last trading day before the date in question.

The compensation committee may specify that, if the fair market value of HoldCo ordinary shares on any purchase date within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the offering period will automatically terminate and the employee in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the next day following such purchase date.

To provide HoldCo with greater flexibility in structuring HoldCo’s equity compensation programs for HoldCo’s non-U.S. employees, the ESPP also permits HoldCo to grant employees of HoldCo’s non-U.S. subsidiary entities rights to purchase HoldCo ordinary shares pursuant to other offering rules or sub-plans adopted by the compensation committee in order to achieve tax, securities law, or other compliance objectives. The international sub-plans or offerings are subject to the ESPP terms limiting the overall shares available for issuance, the maximum payroll deduction rate, maximum purchase price discount and maximum offering period length.

Additional information regarding the ESPP is set forth in the Registration Statement in the section titled “Proposal No. 4 – ESPP Proposal” beginning on page 159 of the Registration Statement, which is incorporated herein by reference. That summary and the foregoing description of the 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2021 Plan, the form of which was filed as Annex I to the Registration Statement and which is filed as Exhibit 10.7 hereto, which is incorporated herein by reference.

Non-Employee Director Compensation Policy

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board of directors and committee meetings or performing other services in their capacities as directors. Effective upon the Closing, HoldCo’s board of directors approved a non-employee director compensation policy (the “Director Compensation Program”), consisting of annual retainer fees and long-term equity awards for HoldCo’s non-employee directors.

Under the Director Compensation Program and in connection with the Closing, HoldCo will grant RSUs to each non-employee director (each an “Initial RSU Award”) under the 2021 Plan covering HoldCo ordinary shares with an aggregate fair market value of $220,000 determined at the date of grant or, for non-employee directors who joined the HoldCo board prior to the date, such RSUs may be issued under applicable U.S. securities laws, the later of the date such non-employee director joined the HoldCo board of directors or the Closing. Each Initial RSU Award vests as to 1/3 of the total number of shares subject to the award on the earlier of the first anniversary of the date of grant or the next annual meeting of HoldCo’s shareholders, and in each of the next two calendar years following the year of the initial vesting date, 1/3 of the total number of shares shall vest on the earlier of the one-year anniversary of the prior annual meeting of shareholders or the current year annual meeting of shareholders. However, for directors who join the board before the date such RSUs may be issued under applicable U.S. securities laws, for purposes of determining the applicable vesting schedule of such Initial RSU Award, the date on which such director joins the board (or if later, the Closing) shall be treated as the date of grant of the award. Each Initial RSU Award shall become 100% vested if a change in control as defined in the 2021 Plan occurs during such director’s service.

In addition, under the Director Compensation Program, following the conclusion of each regular annual meeting of HoldCo’s shareholders, commencing with the 2022 annual meeting, each non-employee director who will continue serving as a member of HoldCo’s board of directors thereafter shall receive a grant of RSUs (each an “Annual RSU Award”) under the 2021 Plan covering HoldCo ordinary shares with an aggregate grant date fair market value of $162,000. In addition, if a non-employee director is elected to the HoldCo board of directors other than at an annual meeting of shareholders after the 2022 annual meeting of shareholders and the non-employee director shall receive an Annual RSU Award upon election to HoldCo’s board of directors that is prorated based upon the number of calendar days remaining before (1) the next annual meeting of shareholders, if scheduled, or (2) the date of the first anniversary of the last annual meeting of shareholders, if the next annual meeting is not yet scheduled.

Each Annual RSU Award shall become fully vested, subject to the applicable non-employee director’s continued service as a director, on the earliest of the one-year anniversary of the date of grant, the next annual meeting of shareholders following the date of grant or the consummation of a change in control as defined in the 2021 plan.

The Director Compensation Program also consists of the following cash components:

•	Annual Retainer for all non-employee directors: $45,000

•	Lead Director Retainer: $23,000

•	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Nominating and Corporate Governance $10,000

•	Compensation: $15,000

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Nominating and Corporate Governance: $5,000

•	Compensation: $7,500

The annual cash retainer will be paid in quarterly installments in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service.

Additional information regarding the terms of the Non-Employee Director Compensation Policy is set forth in the Registration Statement in the section titled “Director Compensation” beginning on page 269 of the Registration Statement, which is incorporated herein by reference. That summary and the foregoing description of the Director Compensation Policy do not purport to be complete and are qualified in their entirety by reference to the text of the Non-Employee Director Compensation Policy, which is filed as Exhibit 10.30 hereto and is incorporated herein by reference.

The disclosure contained in Item 2.03 of this Current Report is incorporated herein by reference.

Indemnification Agreement

Upon the Closing, effective August 11, 2021, HoldCo entered into indemnification agreements with its directors and executive officers. These agreements, among other things, require HoldCo to indemnify HoldCo’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of HoldCo’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at HoldCo’s request. The disclosure contained in the Registration Statement in the sections titled “Management of HoldCo Following the Business Combination” on pages 250-251 of the Registration Statement, and “Certain Relationships and Related Party Transactions – Indemnification Agreements” beginning on page 278 of the Registration Statement is incorporated herein by reference.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, which was filed as Exhibit 10.7 to the Registration Statement and is incorporated by reference as Exhibit 10.4 hereto, which is incorporated herein by reference.

Amended Facility Agreement

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On August 6, 2021, SC Health held an extraordinary general meeting of the SC Health shareholders at which the SC Health shareholders considered and adopted, among other matters, the Business Combination Agreement. On August 11, 2021, the parties to the Business Combination Agreement consummated the Business Combination.

In connection with such extraordinary general meeting and approval of the Business Combination, holders of 7,517,365 SC Health Class A ordinary shares (the “Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.12 per share, for an aggregate amount of approximately $76 million. The redemption price for holders of Public Shares electing redemption was paid out of SC Health’s trust account, which had a balance immediately prior to the Closing of approximately $93.8 million. In addition, the holders of SC Health public warrants had the right to require the Sponsor to repurchase such warrants at a price of $1.00 per share, which repurchase amounts were to be paid out of a separate escrow account funded by the Sponsor. No holders of SC Health public warrants exercised such repurchase rights in connection with the Business Combination.

Prior to the Merger Effective Time, HoldCo issued the PIPE Shares to the Subscribers, including 5,000,000 shares issued to Subscribers affiliated with the Sponsor, at a purchase price of $10.00 per share and an aggregate purchase price of $150 million.

In connection with the Closing, the existing holders of securities in Rockley UK exchanged their securities for HoldCo securities, HoldCo effected a stock split such that the number of shares outstanding in HoldCo equaled approximately $1,148,114,113 divided by $10.00 (subject to certain adjustments), the Subscribers purchased 15,000,000 HoldCo ordinary shares for proceeds of $150,000,000, as further described under the caption “PIPE Financing” in Item 3.02 of this Current Report, which disclosure is incorporated herein by reference, and the SC Health ordinary shares and warrants were exchanged for HoldCo ordinary shares and warrants on a 1:1 basis.

Immediately after giving effect to the Business Combination (including as a result of the redemptions and repurchases described above and the PIPE), there were 126,256,257 HoldCo ordinary shares outstanding (the “Outstanding Shares”) (including 103,916,607 shares issued to former Rockley UK equity holders, 10,000,000 shares issued in the PIPE (excluding shares issued to Sponsor-affiliated Subscribers in the PIPE), 5,000,000 shares issued to Sponsor-affiliated Subscribers in the PIPE, and 7,319,650 HoldCo ordinary shares issued to former SC Health shareholders, of which 5,562,500 HoldCo ordinary shares were issued to the Sponsor (excluding shares issued to Sponsor-affiliated Subscribers in the PIPE), and excluding an aggregate of 16,565,077 shares issuable pursuant to outstanding equity awards (subject to vesting), 6,400,739 shares issuable pursuant to the conversion of outstanding convertible loan notes, and 14,204,266 shares issuable upon the exercise of outstanding warrants.

In connection with the Closing, on August 11, 2021, SC Health’s units, SC Health ordinary shares and SC Health warrants ceased trading on the NYSE, and HoldCo ordinary shares and HoldCo warrants began trading on the NYSE under the symbols “RKLY” and “RKLYW,” respectively. As of the Closing, the former securityholders of Rockley UK beneficially owned approximately 82.3% of the Outstanding Shares, the former shareholders of SC Health (including the Sponsor) beneficially owned approximately 9.8% of the Outstanding Shares (including the PIPE shares purchased by entities affiliated with the Sponsor), and the investors in the PIPE (excluding entities affiliated with the Sponsor) beneficially owned approximately 7.9% of the Outstanding Shares. Holders affiliated with the Sponsor beneficially owned approximately 8.4% of the Outstanding Shares upon the Closing. The foregoing does not give effect to the 1,250,000 shares transferred by Sponsor-related entities to an unrelated third party to facilitate the financing of the Sponsor-affiliated Subscribers’ purchase in the PIPE Financing

FORM 10 INFORMATION

Immediately before the Closing, each of HoldCo and SC Health was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act. Pursuant to Item 2.01(f) of Form 8-K, HoldCo is providing the information below that would be included in a Form 10 if HoldCo were to file a Form 10.

Forward-Looking Statements

Statements in this Current Report or in the disclosures or documents incorporated herein by reference that are not historical facts constitute “forward-looking statements.” These forward-looking statements include statements regarding Rockley’s future expectations, beliefs, plans, prospects, objectives, and assumptions regarding future events or performance, as well as Rockley’s strategies, future operations, financial position, and estimated future financial results and anticipated costs. The words “anticipate,” “believe,” “continue,” “could,” “enable,” “estimate,” “eventual,” “expect,” “future,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “revolutionize,” “seem,” “should,” “trend,” “will,” “would,” and other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 8-K, and the disclosures and documents incorporated herein by reference, are based on information available as of the date of this Current Report, and current expectations, forecasts, and assumptions, (whether or not identified herein), and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report and in any disclosure or document incorporated herein by reference should not be relied upon as representing Rockley’s views as of any subsequent date, and Rockley does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Forward-looking statements are subject to several risks and uncertainties (many of which are beyond Rockley’s control) or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the Company’s ability to achieve commercial production of its products and technology, including in a timely and cost-effective manner;

•

the Company’s ability to achieve customer design wins, convert memoranda of understanding and development contracts into production contracts, and achieve customer acceptance of its products and technology;

•

risks related to purchase orders, including the lack of long-term purchase commitments, the cancellation, reduction, delay, or other changes in customer purchase orders, and if and to the extent customers seek to enter into licensing arrangements in lieu of purchases;

•

the Company’s history of losses and need for additional capital and its ability to access additional financing to support its operations and execute on its business plan, as well as the risks associated with any future financings;

•	legal and regulatory risks, including those related to its products and technology and any threatened or actual litigation;

•	risks associated with its fabless manufacturing model and dependency on third-party suppliers;

•	the Company’s reliance on a few significant customers for a majority of its revenue and its ability to expand and diversify its customer base;

•	the Company’s financial performance;

•	the impacts of COVID-19 on the Company, its customers and suppliers, its target markets, and the economy;

•	the Company’s ability to successfully manage growth and its operations as a public company;

•	fluctuations in the Company’s stock price and the Company’s ability to maintain the listing of its ordinary shares on the NYSE;

•	the Company’s ability to anticipate and respond to industry trends and customer requirements;

•	changes in the Company’s current and future target markets;

•	intellectual property risks;

•	the Company’s ability to compete successfully

•	market opportunity and market demand for, and acceptance of, the Company’s products and technology, as well as the customer products into which the Company’s products and technology are incorporated

•	risks related to international operations

•	risks related to cybersecurity, privacy, and infrastructure

•	risks related to financial and accounting matters;

•	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

•	the Company’s ability to realize the anticipated benefits of the Business Combination and costs associated with the Business Combination;

•	changes adversely affecting the businesses or markets in which the Company is engaged, and

•	other factors described under the heading “Risk Factors” in the Registration Statement and in other documents the Company files with the Securities and Exchange Commission in the future.

Business

The business of HoldCo, Rockley UK, and SC Health prior to the Business Combination are described in the Registration Statement in the sections titled “Information About SC Health” beginning page 191 of the Registration Statement, and “Information About Rockley” beginning on page 199 of the Registration Statement, which are incorporated herein by reference.

Risk Factors

The risks associated with Rockley’s business as set forth in the Registration Statement in the section titled “Risk Factors” beginning on page 48 of the Registration Statement, and in HoldCo’s quarterly report on Form 10-Q for the quarter ended June 30, 2021 (the “HoldCo 10-Q”) in the section titled “Item 1A. Risk Factors” are incorporated herein by reference.

Financial Information

Audited and Unaudited Financial Information

The audited consolidated financial statements of Rockley UK as of and for the year ended December 31, 2020 are incorporated by reference from the audited consolidated financial statements on pages F-2 through F-37 of the Registration Statement.

The unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 of Rockley UK are incorporated by reference from the unaudited condensed consolidated financial statements on pages F-38 through F-64 of the Registration Statement, which is incorporated by reference herein. The unaudited condensed consolidated financial statements as of and for the six months ended June  30, 2021 of HoldCo are incorporated by reference from the unaudited condensed consolidated financial statements in the HoldCo 10-Q. Such unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited condensed consolidated financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Rockley UK as of and for the year ended December  31, 2020 and the related notes included in the Registration Statement, the section titled “Rockley’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 222 of the Registration Statement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included the HoldCo 10-Q, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2020 is included in the Registration Statement in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 179 of the Registration Statement, which is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March  31, 2021 is included in the Registration Statement in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 179 of the Registration Statement, which is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 is included as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

The disclosure set forth in Item 9.01 of this Current Report concerning the financial information of SC Health and Rockley UK is incorporated herein by reference. In addition, the disclosures contained in the Registration Statement in the sections titled “SC Health’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 194 of the Registration Statement and “Rockley’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rockley UK” beginning on page 222 of the Registration Statement, and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the HoldCo 10-Q, are incorporated herein by reference.

Properties

The disclosure contained in the Registration Statement in the section titled “Information About Rockley — Facilities” beginning on page 221 of the Registration Statement is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of HoldCo ordinary shares immediately following the Business Combination by:

•	each person who is known to be the beneficial owner of more than 5% of HoldCo’s ordinary shares;

•	each of HoldCo’s current executive officers and directors; and

•	all executive officers and directors of HoldCo as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants, and other similar instruments that are currently exercisable or exercisable within 60 days, but does not include any other HoldCo ordinary shares issuable upon the exercise of any other outstanding options, warrants or similar instruments held by other persons. The beneficial ownership percentages below are based on 126,256,257 HoldCo ordinary shares issued and outstanding as of August 11, 2021 after the Closing and do not take into account ordinary shares issuable upon the exercise of warrants to purchase up to approximately 14,204,266 ordinary shares that remain outstanding after the Closing.

Unless otherwise indicated, and subject to applicable community property laws, HoldCo believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage
5% Holders:
SC Health Group Limited (2)	9,237,500	7.3%
Hengtong Optic-Electric International Co. Limited	6,949,317	5.5%
Executive Officers and Directors:
Andrew Rickman (3)	17,462,734	13.8%
Mahesh Karanth (4)	1,262,791	1.0%
Amit Nagra (5)	1,771,042	1.4%
William Huyett	—	—
Brian Blaser	—	—
Caroline Brown (6)	62,085	*
Karim Karti	—	—
Michele Klein	—	—
Pamela Puryear	—	—
All directors and executive officers as a group (nine individuals) (7)	20,558,652	15.9%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.
(2)

SC Health Group Limited wholly owns each of the Sponsor and SC Health II Limited. Each of SC Health Group Limited and David Sin may be deemed to beneficially own the shares held by the Sponsor and SC Health II Limited by virtue of their direct and indirect ownership, respectively, of the shares of SC Health Holdings Limited and SC Health II Limited. Each of SC Health Group Limited and David Sin disclaims beneficial ownership over any securities owned by the Sponsor and SC Health II Limited other than to the extent of any of their respective pecuniary interest therein, directly or indirectly. The beneficial ownership information reflects the transfer by the Sponsor of 1,250,000 founder shares to unrelated third parties to facilitate the financing of the Sponsor-affiliated entities’ purchase in the PIPE Financing. Such entities entered into financing arrangements with unrelated third parties in exchange for the transfer of and a security interest in, the HoldCo ordinary shares (including shares to be purchased in the PIPE Financing) and HoldCo warrants of the Sponsor-affiliated entities. To the extent any such shares are provided as collateral, such third parties may have dispositive power over such pledged shares but would not have voting power unless and until such shares are sold or forfeited under such financing arrangements. In addition, Sponsor-affiliated entities have agreed to transfer shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his HoldCo ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of HoldCo ordinary shares. Subject to the terms of the Sponsor PIPE financings, the Sponsor could cease to beneficially own any HoldCo equity.

(3)

Dr. Rickman has pledged up to 6.0 million of his HoldCo ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, which, if forfeited in their entirety, would reduce his estimated beneficial ownership by approximately 4%. The lender may have dispositive power over such pledged shares but would not have voting power unless and until such shares are forfeited to the lender. In addition,

Sponsor-affiliated entities have agreed to transfer shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his HoldCo ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of HoldCo ordinary shares. The disclosure in the in the Registration Statement in the section titled “Proposal No. 1 – BCA Proposal – Related Agreements – PIPE Subscription Agreements” on pages 131 to 132 of the Registration Statement is incorporated herein by reference.
(4)	Includes 1,257,271 ordinary shares subject to options held by Mr. Karanth exercisable within 60 days of August 11, 2021.
(5)	Includes 1,737,779 ordinary shares subject to options held by Mr. Nagra exercisable within 60 days of August 11, 2021.
(6)	Represents 62,085 ordinary shares subject to options held by Dr. Brown exercisable within 60 days of August 11, 2021.
(7)	Includes 3,057,135 ordinary shares subject to options held by our current directors and executive officers exercisable within 60 days of August 11, 2021.

Directors and Executive Officers

General

The disclosures concerning the executive officers and directors of HoldCo included in the Registration Statement in the sections titled “Management of HoldCo Following the Business Combination” beginning on page 244 of the Registration Statement and “Executive Compensation of Rockley” beginning on page 260 of the Registration Statement, and in Item 5.02 of this Current Report are incorporated herein by reference.

Upon the consummation of the Business Combination, each director and executive officer of SC Health ceased serving in such capacities.

The following table sets forth certain information regarding the HoldCo directors and executive officers effective upon the Closing:

Name	Age	Position
Executive Officers
Andrew Rickman, OBE	61	Chairman and Chief Executive Officer
Mahesh Karanth	59	Chief Financial Officer
Amit Nagra, PhD	48	Chief Operating Officer

Non-Employee Director Nominees
William Huyett (1)(2)	65	Lead Independent Director
Brian Blaser (1)	56	Director
Caroline Brown, PhD (1)(3)	59	Director
Karim Karti (3)	52	Director
Michele Klein (2)(3)	71	Director
Pamela Puryear (2) (3)	57	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Directors

In connection with the Closing, the size of the HoldCo board of directors was increased from one member to seven members. Dr. Rickman served as the sole director of HoldCo prior to the Closing and remained as a director of HoldCo after the Closing. Effective upon the Closing on August 11, 2021, the following additional individuals were appointed to the HoldCo board of directors:

William Huyett

Brian Blaser

Caroline Brown, PhD

Karim Karti

Michele Klein

Pamela Puryear

Effective upon the Closing, the HoldCo board of directors was divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The HoldCo board of directors was divided into the following classes:

•	Class I, which consists of Brian Blaser and Pamela Puryear, whose terms will expire at HoldCo’s first annual meeting of shareholders to be held after the completion of the Business Combination;

•	Class II, which consists of Karim Karti and Michele Klein, whose terms will expire at HoldCo’s second annual meeting of shareholders to be held after the completion of the Business Combination; and

•

Class III, which consists of Dr. Andrew Rickman, William Huyett and Caroline Brown, whose terms will expire at HoldCo’s third annual meeting of shareholders to be held after the completion of the Business Combination.

At each annual meeting of shareholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

Director Independence and Board Committees

The HoldCo board of directors determined that each of the directors on the HoldCo board of directors other than Dr. Andrew Rickman, OBE, qualifies as an independent director, as defined under the rules of the NYSE Listed Company Manual (the “NYSE listing rules”), and the HoldCo board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, HoldCo is subject to the rules of the SEC and NYSE listing rules relating to the membership, qualifications, and operations of the audit committee, nominating and corporate governance committee, and compensation committee, as discussed below.

In connection with the Closing, HoldCo established an audit committee, a compensation committee and a nominating and governance committee of the HoldCo board of directors. The audit committee consists of Dr. Brown, Mr. Blaser, and Mr. Huyett, with Dr. Brown serving as chair. Dr. Brown qualifies as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The compensation committee consists of Mr. Huyett, Ms. Klein, and Dr. Puryear, with Dr. Puryear serving as chair. The nominating and corporate governance committee consists of Dr. Brown, Mr. Karti, Ms. Klein, and Ms. Puryear, with Ms. Klein serving as chair.

The biographical information concerning the directors of HoldCo included in the Registration Statement in the section titled “Management of HoldCo Following the Business Combination” beginning on page 244 of the Registration Statement is incorporated herein by reference.

Executive Officers

Effective upon the Closing, in connection with the Business Combination, Dr. Andrew Rickman continues to serve as the Chief Executive Officer of HoldCo and Mahesh Karanth continues to serve as the Chief Financial Officer of HoldCo. Amit Nagra was appointed to serve as the Chief Operating Officer of HoldCo. The biographical information concerning the executive officers of HoldCo included in the Registration Statement in the section titled “Management of HoldCo Following the Business Combination” beginning on page 244 of the Registration Statement is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

The disclosure contained in the Registration Statement under the section titled “Management of HoldCo Following the Business Combination – Corporate Governance—Compensation Committee Interlocks and Insider Participation” beginning on page 250 of the Registration Statement is incorporated herein by reference.

Executive Compensation

The disclosures contained in the Registration Statement in the sections titled “Executive Compensation of Rockley” beginning on page 260 of the Registration Statement and “Director Compensation” beginning on page 269 of the Registration Statement, and in Item 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Director and Executive Compensation Prior to the Business Combination

The description of the compensation of the directors and named executive officers of Rockley UK prior the consummation of the Business Combination set forth in the Registration Statement in the sections titled “Executive Compensation of Rockley ” beginning on page 260 of the Registration Statement and “Director Compensation” beginning on page 269 of the Registration Statement is incorporated herein by reference.

Employment Agreements

The description of the compensation of the named executive officers and directors of HoldCo following the Closing is set forth in Item 5.02(e) of this Current Report and in the Registration Statement in the sections titled “Executive Compensation of Rockley – HoldCo Executive Compensation ” beginning on page 264 of the Registration Statement and “Director Compensation – Non-Employee Director Compensation Policy” beginning on page 269 of the Registration Statement, which are incorporated herein by reference.

In connection with the Closing, HoldCo entered into employment agreements with each of Dr. Andrew Rickman, Mahesh Karanth, and Amit Nagra. A description of the employment agreements of the executive officers of HoldCo is set forth in Item 5.02(e) of this Current Report and is incorporated herein by reference. The summaries of the employment agreements are qualified in their entirety by reference to the text of such agreements, which are included as Exhibits 10.24, 10.26, 10.28, and 10.29 hereto, which is incorporated herein by reference.

Equity Plans

Additional information regarding the terms of the 2021 Plan is set forth in the Registration Statement in the section titled “Proposal No.  3 – Incentive Plan Proposal” beginning on page 152 of the Registration Statement, which is incorporated herein by reference. That summary and the foregoing description of the 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2021 Plan, the form of which was filed as Annex H to the Registration Statement and which is filed as Exhibit 10.5 hereto, which is incorporated herein by reference.

Additional information regarding the ESPP is set forth in the Registration Statement in the section titled “Proposal No. 4 – ESPP Proposal” beginning on page 159 of the Registration Statement, which is incorporated herein by reference. That summary and the foregoing description of the 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2021 Plan, the form of which was filed as Annex I to the Registration Statement and which is filed as Exhibit 10.7 hereto, which is incorporated herein by reference.

Director Compensation

Additional information regarding the terms of the Non-Employee Director Compensation Policy is set forth in the Registration Statement in the section titled “Director Compensation” beginning on page 269 of the Registration Statement, which is incorporated herein by reference. A description of the compensation of the directors of HoldCo following the Closing is set forth in Item 5.02 of this Current Report and is incorporated herein by reference. Those disclosures, including the description of the Director Compensation Policy, do not purport to be complete and are qualified in their entirety by reference to the text of the Non-Employee Director Compensation Policy, which is filed as Exhibit 10.30 hereto and is incorporated herein by reference.

Indemnification Agreement

The description of the form of indemnification agreement approved by HoldCo in connection with the Closing under Item 1.01 of this Current Report under the heading “Indemnification Agreement” is incorporated herein by reference. The description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, which was filed as Exhibit 10.7 to the Registration Statement and is incorporated by reference as Exhibit 10.4 hereto, which is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The disclosures contained in the Registration Statement in the sections titled “Certain Relationships and Related Person Transactions” beginning on page 275 of the Registration Statement and “Management of HoldCo Following the Business Combination” beginning on page 244 of the Registration Statement, and under the section titled “Director Independence and Board Committees” below are incorporated herein by reference. In addition, the disclosures contained in Note 4 to the unaudited condensed financial statements of SC Health for the six months ended June 30, 2021 and 2020 attached as Exhibit 99.2 hereto, Note 5 to the audited financial statements of SC Health for the years ended December 31, 2020 and 2019, respectively, Note 11 to the unaudited condensed consolidated financial Statements of Rockley for the six months ended June 30, 2021 and 2020, and Note 12 to the audited consolidated financial statements of Rockley UK for the years ended December 31, 2020 and December 31, 2019, are incorporated herein by reference

Legal Proceedings

Neither HoldCo, Rockley UK, nor SC Health are currently subject to any material legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

HoldCo ordinary shares and warrants began trading on the NYSE under the symbols “RKLY” and “RKLYW”, respectively, on August  12, 2021. The disclosure in the Registration Statement in the section titled “Risk Factors — Risks Related to SC Health and the Business Combination — There can be no assurance that the HoldCo’s ordinary shares will be approved for listing on the NYSE or that HoldCo will be able to comply with the continued listing standards of the NYSE” beginning on page 83 of the Registration Statement is incorporated herein by reference.

The information in the section titled “Market Price and Dividend Information” beginning on page 47 of the Registration Statement is incorporated herein by reference. Additional information regarding holders of HoldCo’ securities is set forth in the section titled “Description of Registrant’s Securities” below, which is incorporated herein by reference.

HoldCo has not paid any cash dividends on its ordinary shares to date, and there are no current plans to pay cash dividends on the HoldCo ordinary shares. The declaration, amount and payment of any future dividends will be at the sole discretion of the HoldCo board of directors.

HoldCo estimates that, as of August 12, 2021, following the consummation of the Business Combination, there were approximately 384 registered holders of HoldCo ordinary shares, one registered holder of HoldCo convertible loan notes, and three registered holders of HoldCo warrants.

The disclosure contained in the Registration Statement in the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 164 of the Registration Statement is incorporated herein by reference.

Recent Sales of Unregistered Securities

The disclosure set forth under the “Introductory Note” and Item 3.02 of this Current Report relating the issuance of HoldCo ordinary shares to Subscribers in the PIPE is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of HoldCo’s securities contained in the Registration Statement in the sections titled “Description of HoldCo Securities” beginning on page 281 of the Registration Statement and “Comparison of the Rights of Holders of SC Health Class  A Ordinary Shares and HoldCo Ordinary Shares” beginning on page 288 of the Registration Statement is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure contained in the Registration Statement in “Item 20. Indemnification of Directors and Officers” beginning on page II-1 of the Registration Statement is incorporated herein by reference. In addition, the disclosure under Item 1.01 of this Current Report under the section titled “Indemnification Agreement” and the description of the form of indemnification agreement included under Item 5.02 of this Current Report under the heading “Indemnification Agreement” are incorporated herein by reference. Those disclosures and the description of the form of indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the text of the form of indemnification agreement, which was filed as Exhibit 10.7 to the Registration Statement and is incorporated by reference as Exhibit 10.4 hereto, which is incorporated herein by reference.

Financial Statements and Supplementary Data

The disclosure set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The disclosure set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The disclosure set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Prior to the Business Combination, Rockley UK was party to a $35.0 million term loan facility dated September 29, 2020, as amended from time to time, with Rockley UK, as borrower, Rockley Photonics Inc., as guarantor, Credit Suisse International as agent and security agent and SIG-i Capital AG as arranger (the “SIG-I Facility”). In connection with the Business Combination, the Loan Facility was amended on June 28, 2021 to permit a novation of the facility to HoldCo at the effective time of the Scheme and to permit a conversion of 30% of the debt thereunder to ordinary shares of HoldCo at the time the Business Combination, with a 90-day lock-up applying to such shares. The term of the remaining facility was also extended to August 31, 2022. Rockley UK will remain a guarantor under the amended SIG-I Facility going forward.

The amended SIG-I Facility contains standard events of default, including failure to pay, non-compliance with obligations under the facility agreement, misrepresentation, cross-default in relation to Financial Indebtedness of £250,000 or more (or its equivalent in other currencies), insolvency or insolvency proceedings, unlawfulness, repudiation, a judgment is rendered for an amount of at least £250,000 (or its equivalent in other currencies), revocation of a government approval that would have a material adverse effect, validity of the agreement and cessation of business. In addition, a failure of HoldCo to issue fully paid-up shares to the Lender or Lender designate as part of the Business Combination would also be an event of default under the amended SIG-I Facility. Upon any event of default which is continuing, the majority lenders could accelerate the facility and all the outstanding balance shall be immediately due and payable. Upon an insolvency event of default, the majority lenders are entitled to declare the product of 125% of the principal amount plus any interest accrued as immediately due and payable.

The disclosure contained in the Registration Statement in the section titled “Unaudited Pro Forma Condensed Combined Financial Information – Other Events in Connection with the Business Combination” beginning on page 180 of the Registration Statement” is incorporated herein by reference.

That disclosure and the foregoing description of the amended SIG-I Facility do not purport to be complete and are qualified in their entirety by reference to the text of the amended SIG-I Facility filed as Exhibit 10.23 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02

PIPE Financing

In connection with the Business Combination, on March 19, 2021, HoldCo and SC Health entered into the Subscription Agreements with the Subscribers (including entities affiliated with the Sponsor), SC Health and HoldCo, pursuant to which the Subscribers agreed to purchase the PIPE Shares for a purchase price of $10.00 per share in the PIPE or an aggregate purchase price of $150 million.

At the closing of the PIPE immediately prior to the Merger Effective Time, the Subscribers purchased 15,000,000 PIPE Shares for an aggregate purchase price of approximately $150 million, of which subscribers affiliated with the Sponsor purchased an aggregate of 5,000,000 shares for $50 million. At the Closing, the PIPE Shares were issued pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Pursuant to the Subscription Agreements, HoldCo agreed that, if HoldCo ordinary shares issuable to the Subscribers in exchange for their PIPE Shares are not registered in connection with the Business Combination, within 30 calendar days after the Closing, HoldCo will file with the SEC (at HoldCo’s sole cost and expense) a registration statement registering the resale of the PIPE Shares received by the Subscribers in connection with the Business Combination (the “Resale Registration Statement”), and HoldCo shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective no later than 90 days after the Closing (or 120 days if the SEC reviews the Resale Registration Statement) or 10 days after the SEC notifies HoldCo that it will not review the Resale Registration Statement; provided, however, that HoldCo’s obligations to include the PIPE Shares held by a Subscriber in the Resale Registration Statement will be contingent upon the respective Subscriber furnishing in writing, to HoldCo, such information regarding the Subscriber, the securities of HoldCo held by such Subscriber and the intended method of disposition of the shares, as shall be reasonably requested by HoldCo to effect the registration of such shares, and will execute such documents in connection with such registration, as HoldCo may reasonably request, which will be what is customary of a selling shareholder in similar situations.

HoldCo will also be required to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective and to maintain the effectiveness of the Resale Registration Statement until the earliest of (a) the date on which all of the PIPE Shares may be sold without restriction as to the manner and amount of sales under Rule 144, (b) the date on which the Subscribers cease to hold any PIPE Shares acquired pursuant to the Business Combination, and (c) the second anniversary of the Closing.

HoldCo is entitled to delay, postpone or suspend the effectiveness of the Resale Registration Statement under certain circumstances, including, but not limited to, if an event has occurred that the HoldCo board of directors reasonably believes would require additional disclosure by HoldCo in the Resale Registration Statement of material non-public information. However, HoldCo may not delay or suspend the Resale Registration Statement on more than two occasions for more than 60 consecutive days, or more than 90 total days, in each case during any 12-month period.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the forms of Subscription Agreements filed as Exhibits 10.4 and 10.5 to the Registration Statement and incorporated by reference as Exhibits 10.1 and 10.2 hereto, which is incorporated herein by reference.

The disclosure set forth under the “Introductory Note” relating the issuance of HoldCo ordinary shares to Subscribers in the PIPE is incorporated herein by reference.

SIG-I Facility

The information set forth under Item 2.03 of this Current Report with respect to the SIG-I Facility is incorporated herein by reference. Such information, including the description of the amended SIG-I Facility, does not purport to be complete and is qualified in its entirety by reference to the text of the amended SIG-I Facility filed as Exhibit 10.23 hereto and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

HoldCo Articles

On August 11, 2021, in connection with the Closing, the amended and restated Memorandum and Articles of Association of the Company (the “HoldCo Articles”) became effective.

The disclosure contained in the Registration Statement in the sections titled “Description of HoldCo Securities” beginning on page 281 of the Registration Statement and “Comparison of the Rights of Holders of SC Health Class  A Ordinary Shares and HoldCo Ordinary Shares” beginning on page 288 of the Registration Statement is incorporated herein by reference.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated memorandum and articles of association of HoldCo, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Warrant Amendment

In connection with the Closing, on August 11, 2021, SC Health, HoldCo and Computershare, as warrant agent, entered into the HoldCo Warrant Agreement. The disclosure contained in Item 1.01 of this Current Report under the heading “Warrant Amendment,” is incorporated herein by reference. That disclosure, including the foregoing descriptions of the HoldCo Warrant Agreement and the SC Health Warrant Agreement, is qualified in its entirety by reference to the text of the HoldCo Warrant Agreement filed as Exhibit 4.2 and the SC Health Warrant Agreement which was filed as Exhibit 4.1 to the Registration Statement and incorporated by reference as Exhibit 4.2 and Exhibit 4.1, respectively, which are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed, on August 11, 2021, HoldCo, Rockley UK, and SC Health consummated the Business Combination, as a result of which each of Rockley UK and SC Health became a wholly owned subsidiary of HoldCo (or the “Company”), and the Company became the holding company of the combined group listed on the NYSE.

On August 11, 2021, HoldCo engaged Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company and its subsidiaries in connection with the Company’s consolidated financial statements for the year ended December 31, 2021. The engagement of EY was approved by the audit committee of the board of directors of the Company. EY currently also serves as the independent registered public accounting firm of Rockley UK. Accordingly, WithumSmith+Brown, PC (“Withum”), SC Health’s

independent registered public accounting firm prior to the closing of the Business Combination, was informed that it would be dismissed as SC Health’s independent registered public accounting firm effective as of August 11, 2021.

The audit reports of Withum on the financial statements of SC Health as of December 31, 2020 and 2019 and for the period from December 10, 2018 (inception) through December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as follows: such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to SC Health’s ability to continue as a going concern.

During the years ended December 31, 2019 and 2020 and the subsequent interim period preceding such dismissal (including the six months ended June 30, 2021), there were no disagreements (as defined in Item 304(a)(iv) of Regulation S-K) between SC Health and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on SC Health’s financial statements for such period.

During the years ended December 31, 2019 and 2020 and the subsequent interim period preceding such dismissal (including the six months ended June 30, 2021), there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2019 and 2020 and the subsequent interim period preceding such dismissal (including the six months ended June 30, 2021), neither SC Health nor anyone on its behalf consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SC Health’s financial statements, and neither a written report nor oral advice was provided to SC Health that EY concluded was an important factor considered by SC Health in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

HoldCo has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements set forth above and, if not, stating the respects in which it does not agree. A copy of Withum’s letter, dated August 16, 2021, is filed as Exhibit 16.1 to this Current Report.

Item 5.01. Changes in Control of Registrant.

The disclosure in the Registration Statement in the section titled “Proposal No. 1 – the BCA Proposal” beginning on page 104 of the Registration Statement is incorporated herein by reference. Further, the disclosure contained in the “Introductory Note” and Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the section titled “Form 10 Information” under the captions “Directors and Executive Officers” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report is incorporated herein by reference. The disclosure set forth in the Registration Statement in the section titled “Management of HoldCo Following the Business Combination” beginning on page 244 of the Registration Statement is incorporated herein by reference.

(d)

Upon the Closing on August 11, 2021, the following individuals were appointed to the HoldCo board of directors:

William Huyett

Brian Blaser

Caroline Brown, PhD

Karim Karti

Michele Klein

Pamela Puryear

The directors listed above are eligible to receive compensation for their services as non-employee directors under the Company’s Director Compensation Policy. The disclosure set forth under Item 1.01 of this Current Report under the captions “Non-Employee Director Compensation Policy” and “Indemnification Agreement” and in the section titled “Form 10 Information” under the captions “Directors and Executive Officers,” “- Director Independence and Board Committees,” Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Transactions, and Director Independence” in Item 2.01 of this Current Report regarding the committees to which each such director has been appointed, any information required by Item 404(a) of Regulation S-K (“404 Transactions”), and any material plan, contract or arrangement to which the director is a party or in which such director participates, is incorporated herein by reference. There are no 404 Transactions between HoldCo and any of the directors listed above.

(e)

In connection with and following the Closing, HoldCo entered into employment agreements with the following executive officers, which agreements superseded and restated each named executive officer’s prior employment and compensation arrangements. In connection with such agreements, each executive officer waived any entitlement to accelerated vesting under the terms of their respective option award agreements with respect to the Business Combination.

Andrew Rickman, OBE

HoldCo entered into an employment agreement amendment with Dr. Rickman, pursuant to which Dr. Rickman will serve as the chief executive officer of HoldCo and will report directly to the board of directors of HoldCo. Dr. Rickman’s employment with HoldCo will continue until terminated in accordance with its terms.

Under the employment agreement amendment, among other terms, Dr. Rickman is entitled to receive an initial annual base salary of $500,000, which will be subject to increase at the discretion of the board of directors of HoldCo or the Compensation Committee thereof and to be eligible to receive an annual performance bonus targeted at 100% of Dr. Rickman’s then current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable HoldCo and/or individual performance objectives, as determined by the board of directors of HoldCo or the Compensation Committee.

Dr. Rickman will also be eligible to participate in the customary health, welfare, and fringe benefit plans provided by HoldCo to its employees.

In addition, HoldCo entered into a side letter pursuant to which Dr. Rickman will be eligible to receive equity awards with a fair value of $5.0 million, determined at HoldCo’s board of directors’ discretion either on the date of grant or on the Closing, and weighted equally between (i) stock options to purchase HoldCo ordinary shares at a price equal to such stock’s fair market value at grant and (ii) restricted stock units (“RSUs”), in each case under the 2021 Plan. Both Dr. Rickman’s stock options and his RSUs would be subject to ratable vesting over four (4) years beginning on the closing of the Business Combination, subject to acceleration upon involuntary termination in connection with a change in control, as defined in the 2021 Plan. Upon the Closing, Dr. Rickman received the above referenced stock options, which stock option will become exercisable (to the extent vested) only after the shares underlying such options are registered on an applicable Form S-8 registration statement and shall not be exercisable before such date.

Under his employment agreement amendment, HoldCo must provide Dr. Rickman at least twelve months’ notice, or pay in lieu of notice, prior to any termination of his employment unless that termination is for “cause” (as defined under his employment agreement amendment). Dr. Rickman must provide HoldCo with at least twelve months’ notice prior to his resignation, unless HoldCo reasonably determines that such resignation is for “good reason” (as defined in his employment agreement amendment).

If Dr. Rickman’s employment is terminated by HoldCo without “cause,” or by Dr. Rickman for “good reason”, subject to his execution and non-revocation of a release of claims and continued compliance with his confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Dr. Rickman will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (a) his annual base salary then in effect and (b) 100% of his target annual bonus amount, payable in equal instalments over one year and reduced by any basic salary paid in lieu of notice; and (ii) continuation of all benefits for a period of twelve months.

The employment agreement amendment contains non-competition and non-solicitation and confidentiality provisions which, among other restrictions, and except in the case of an involuntary termination, restrict Dr. Rickman’s ability to be engaged or employed by, undertake duties for or be otherwise interested in HoldCo’s competitors, customers or suppliers, for a period of twelve (12) months following his termination (reduced by any portion of Dr. Rickman’s pre-termination notice period during which time he is not providing services, or “garden leave”).

Mahesh Karanth

HoldCo entered into an employment agreement with Mr. Karanth, pursuant to which Mr. Karanth will serve as the chief financial officer of HoldCo and will report directly to HoldCo’s chief executive officer. Mr. Karanth’s service pursuant to the employment agreement will continue until terminated in accordance with its terms. Under the employment agreement, Mr. Karanth will receive an initial annual base salary of $450,000, which will be subject to increase at the discretion of the board of directors of HoldCo or the Compensation Committee thereof and will be eligible to receive an annual performance bonus targeted at 60% of Mr. Karanth’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by the board of directors of HoldCo or the Compensation Committee thereof.

Pursuant to his employment agreement, Mr. Karanth will also be eligible to participate in the customary health, welfare, and fringe benefit plans provided by HoldCo to its employees.

In addition, pursuant his employment agreement, Mr. Karanth will be eligible to receive equity awards with a fair value of $2.0 million, determined at HoldCo’s board of director’s discretion either on the date of grant or on the Closing, and weighted equally between (i) stock options to purchase HoldCo ordinary shares at a price equal to such stock’s fair market value at grant and (ii) RSUs, in each case under the 2021 Plan. Both Mr. Karanth’s stock options and his RSUs would be subject to ratable vesting over four (4) years beginning on the closing of the Business Combination, subject to acceleration upon involuntary termination in connection with a change in control, as defined in the 2021 Plan. Upon the Closing, Mr. Karanth received the above referenced stock options, which stock option will become exercisable (to the extent vested) only after the shares underlying such options are registered on an applicable Form S-8 registration statement and shall not be exercisable before such date.

If Mr. Karanth’s employment is terminated by HoldCo without “cause,” or by Mr. Karanth for “good reason” (each, as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Karanth will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (a) six (6) months of his annual base salary then in effect and (b) 50% of his target annual bonus amount, payable in equal installments over six months; and (ii) payment of premiums for continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to six (6) months after the termination date.

The employment agreement contains customary confidentiality and non-solicitation provisions, and also will include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Karanth will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Karanth.

Amit Nagra, PhD

HoldCo entered into an employment agreement with Dr. Nagra, pursuant to which Dr. Nagra will serve as the chief operating officer of HoldCo and will report directly to HoldCo’s chief executive officer. Dr. Nagra’s service pursuant to the employment agreement will continue until terminated in accordance with its terms. Under the employment agreement, Dr. Nagra will receive an initial annual base salary of $450,000, which will be subject to increase at the discretion of the board of directors or the Compensation Committee thereof and will be eligible to receive an annual performance bonus targeted at 60% of Dr. Nagra’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by the board of directors of HoldCo or the Compensation Committee thereof.

Pursuant to the employment agreement, Dr. Nagra will also be eligible to participate in the customary health, welfare, and fringe benefit plans, provided by HoldCo to its employees.

In addition, pursuant to his employment agreement, Dr. Nagra will be eligible receive equity awards with a fair value of $1.5 million, determined at the HoldCo’s board of director’s discretion either on the date of grant or on the closing of the business combination, and weighted equally between (i) stock options to purchase HoldCo ordinary shares at a price equal to such stock’s fair market value at grant and (ii) RSUs, in each case under the 2021 Plan. Both Dr. Nagra’s stock options and his RSUs would be subject to ratable vesting over four (4) years beginning on the closing of the Business Combination, subject to acceleration upon involuntary termination in connection with a change in control, as defined in the 2021 Plan. Upon the Closing, Dr. Nagra received the above referenced stock options, which stock option will become exercisable (to the extent vested) only after the shares underlying such options are registered on an applicable Form S-8 registration statement and shall not be exercisable before such date.

If Dr. Nagra’s employment is terminated by HoldCo without “cause,” or by Dr. Nagra for “good reason” (each, as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor, then, in addition to any accrued amounts, Dr. Nagra will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (a) six months of his annual base salary then in effect and (b) 50% of his target annual bonus amount, payable in equal installments over six months; and (ii) payments of premiums for continued healthcare coverage under COBRA for up to six months after the termination date.

The employment agreement contains customary confidentiality and non-solicitation provisions, and also will include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Dr. Nagra will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Dr. Nagra.

The summaries of the employment agreements above are qualified in their entirety by reference to the text of such agreements, which are included as Exhibits 10.24, 10,26, 10.28, and 10.29 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth Item 3.03 of this Current Report under “HoldCo Articles” is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the HoldCo Articles, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, HoldCo ceased being a shell company. The disclosure in the Registration Statement in the section titled “Proposal No. 1—BCA Proposal” beginning on page 104 of the Registration Statement is incorporated herein by reference. Further, the disclosure contained in Item 2.01 of this Current Report is incorporated therein by reference.

Item 8.01. Other Events

On August 11, 2021, HoldCo, Rockley UK, and SC Health announced the consummation of the Business Combination, following the approval of the Business Combination at the extraordinary general meeting of the SC Health shareholders held on August 6, 2021. A copy of the press release announcing the Closing is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The unaudited condensed consolidated financial statements of HoldCo for the period from inception (March 11, 2021) through June 30, 2021 and the related notes thereto are set forth in the HoldCo 10-Q and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Rockley UK for the six months ended June 30, 2021 and 2020 and the related notes thereto are set forth in the HoldCo 10-Q and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Rockley UK for the three months ended March 31, 2021 and 2020 and the related notes are set forth on pages F-38 through F-64 of the Registration Statement and are incorporated herein by reference.

The audited consolidated financial statements of Rockley UK for the years ended December 31, 2020 and 2019, the related notes and report of independent registered public accounting firm thereto are set forth in the Registration Statement on pages F-2 through F-37 and are incorporated herein by reference.

The unaudited consolidated financial statements of SC Health for the six months ended June 30, 2021 and 2020 and the related notes thereto are set forth in SC Health’s quarterly report on Form 10-Q for the quarter ended June 30, 2021 filed on August 9, 2021 and are included herein as Exhibit 99.2 and incorporated herein by reference.

The unaudited condensed consolidated financial statements of SC Health for the three months ended March 31, 2021 and 2020 and the related notes thereto are set forth in the Registration Statement on pages F-92 through F-113 and are incorporated herein by reference.

The audited consolidated financial statements of SC Health for the year ended December 31, 2020 and December  31, 2019, the related notes and report of independent registered public accounting firm thereto are set forth in the Registration Statement on pages F-65 through F-91 and are incorporated herein by reference.

(b)	Pro forma financial information

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2020 are included in the Registration Statement in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 179 of the Registration Statement and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1†	Business Combination Agreement and Plan of Merger, dated March 19, 2021, by and among SC Health Corporation, Rockley Photonics Limited, Rockley Photonics Holdings Limited and Rockley Mergersub Limited (incorporated by reference from Annex A to the Registration Statement on Form S-4 (File No. 333-255109)).

3.1	Amended and Restated Memorandum and Articles of Association of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.1	Warrant Agreement among American Stock Transfer & Trust Company, SC Health Corporation and SC Health Holdings Limited (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-255109)).

4.2	Assignment, Assumption and Amendment Agreement among Computershare Trust Company, N.A., Computershare Inc., SC Health Corporation, SC Health Holdings Limited and Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.3	Form of Specimen Warrant Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-255109).

4.4	Form of Specimen Ordinary Share Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-255109)).

4.5	Form of Lock-Up Agreement (incorporated by reference from Exhibit 4.5 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.1†	Form of Investor Subscription Agreement (incorporated by reference from Annex E to the Registration Statement on Form S-4 (File No. 333-255109)).

10.2†	Form of Individual Subscription Agreement (incorporated by reference from Annex F to the Registration Statement on Form S-4 (File No. 333-255109)).

10.3†	Form of Registration Rights and Lock-up Agreement (incorporated by reference from Annex G to the Registration Statement on Form S-4 (File No. 333-255109)).

10.4+	Form of Indemnification Agreement between Rockley Photonics Holdings Limited and its officers and directors (incorporated by reference from Exhibit 10.7 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.5+†	Rockley Photonics Holdings Limited 2021 Stock Incentive Plan and the Forms of Stock Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement (incorporated by reference from Exhibit 10.5 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.6+	Rockley Photonics Limited 2013 Equity Incentive Plan and Forms of Stock Option Agreements (incorporated by reference from Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.7+†	Rockley Photonics Holdings Limited Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.7 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.8	Investment Management Trust Agreement, dated July 11, 2019, by and between the SC Health Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference from Exhibit 10.11 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.9	Sino-Foreign Equity Joint Venture Contract, dated December 19, 2017, by and between Hengtong Optic-Electric Co., Ltd. and Rockley Photonics Limited (incorporated by reference from Exhibit 10.12 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.10	Intra Group Loan Agreement, dated February 24, 2021, by and between Rockley Photonics Oy and Rockley Photonics Limited (incorporated by reference from Exhibit 10.13 to the Registration Statement on Form S-4 (File No. 333-255109)).

Exhibit Number	Description

10.11	Lease Agreement, dated November 20, 2015, by and between 21st Century Techbanq LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.12	First Amendment to Lease Agreement, dated April 27, 2016, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.13	Second Amendment to Lease Agreement, dated April 7, 2017, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.16 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.14	Third Amendment to Lease Agreement, dated November 1, 2017, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.17 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.15	Fourth Amendment to Lease Agreement, dated August 6, 2019, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.16	Fifth Amendment to Lease Agreement, dated May 24, 2020, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.17	Sixth Amendment to Lease Agreement, dated January 27, 2021, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.20 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.18	Seventh Amendment to Lease Agreement, dated January 27, 2021, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.21 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.19	Office Lease, dated November 27, 2018, by and between RiverPark Tower I Owner LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.22 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.20	Office Lease, dated January 11, 2021, by and between Boardwalk Office Associates, LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.23 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.21	First Amendment to Office Lease, dated January 21, 2021, by and between Boardwalk Office Associates, LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.24 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.22	Licence, dated November 26, 2018, by and between Newport Wafer Fab Limited and Rockley Photonics Limited (incorporated by reference from Exhibit 10.25 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.23†	Amendment and Restated Facility Agreement between Rockley Photonics Limited, Certain Companies as Guarantors, Argentum Securities Ireland plc as Original Lender, Credit Suisse International as Agent and Security Agent, and SIG-I Capital AG as Arranger (incorporated by reference from Exhibit 10.23 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.24+	Employment Agreement dated April 1, 2020, by and between Andrew Rickman and Rockley Photonics Limited (incorporated by reference from Exhibit 10.27 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.25+	Equity Side Letter with Andrew Rickman (incorporated by reference from Exhibit 10.25 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.26+	Deed of Amendment to Andrew Rickman’s Employment Agreement (incorporated by reference from Exhibit 10.26 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.27+	Deed of Termination to Rockley Ventures Limited Consultancy Agreement (incorporated by reference from Exhibit 10.27 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.28+	Amended and Restated Employment Agreement for Mahesh Karanth (incorporated by reference from Exhibit 10.28 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.29+	Amended and Restated Employment Agreement for Amit Nagra (incorporated by reference from Exhibit 10.29 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

Exhibit Number	Description

10.30+	Non-Employee Director Compensation Policy (incorporated by reference from Exhibit 10.30 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

16.1	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated August 16, 2021.

99.1	Unaudited pro forma condensed consolidated combined financial information of HoldCo as of and for the six months ended June 30, 2021.

99.2	Unaudited condensed consolidated financial statements of SC Health for the six months ended June 30, 2021 and 2020.

99.3	Press release dated August 11, 2021.

†

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted exhibits or schedules to the SEC upon request.

+	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

By:	/s/ Mahesh Karanth
Name:	Mahesh Karanth
Title:	Chief Financial Officer

Date: August 16, 2021